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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 AUGUST 25, 1999
                Date of report (Date of earliest event reported)



                               CELL PATHWAYS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



              0001066284                             23-2969600
        (Commission File Number)          (IRS Employer Identification No.)



                              702 ELECTRONIC DRIVE
                                HORSHAM, PA 19044
                    (Address of Principal Executive Offices)



                                  215-706-3800
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5.           OTHER EVENTS

         On August 25, 1999, Registrant submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for AptosynTM (exisulind), Registrant's lead drug candidate. AptosynTM exisulind was formerly known as Prevatac(TM) exisulind. The NDA seeks marketing approval of Aptosyn(TM) exisulind for the treatment of adenomatous polyposis coli ("APC"), a rare disease that puts those afflicted at high risk of developing colon cancer. Aptosyn(TM) exisulind is an orally active drug that is designed to trigger cell death by apoptosis in abnormal precancerous and cancerous cells without the toxicities associated with conventional chemotherapeutic agents.

         The NDA submission is based upon outcomes achieved in two pivotal clinical trials in APC in which Aptosyn(TM) (exisulind) demonstrated the ability to impede the progression of disease. In the patient group targeted by the Company's Phase III trial which concluded in January 1999, Aptosyn demonstrated a clinically and statistically significant reduction in new polyp formation when compared to placebo. In a Phase I/II trial funded by the National Cancer Institute, Aptosyn demonstrated a clinically and statistically significant dose response at six months; and, over periods ranging from six months to thirty months, this study and its extensions continued to demonstrate clinically and statistically significant differences in the mean change in number of polyps between dose groups. Regressing polyps showed substantial increases in the rate of apoptosis, while the rate of apoptosis in nearby normal tissue was unchanged, indicating the likelihood of selective induction of apoptosis in neoplastic tissue without affecting normal cells.

         In July 1998, the FDA designated Aptosyn(TM) (exisulind) a Fast Track Product for which the FDA would take appropriate actions to expedite development and review. The agency's determination of exisulind as a Fast Track product signals its determination that APC is a serious and potentially life-threatening condition for which there is currently an unmet medical need. Aptosyn also received Orphan Drug Designation from the FDA in 1994 as a treatment for APC. Acting pursuant to the Fast Track designation, Registrant submitted the chemical section of the NDA to the FDA in November of 1998 and the pharmacology/toxicology section in December of 1998. The clinical section submitted on August 25, 1999 completes the NDA submission. Additional data previously requested by the FDA will be submitted later this year. As is the case with all NDA submissions, there can be no assurance that marketing approval will be granted.

         Further detail is set forth in Registrant's press releases dated August 26, 1999 and June 15, 1999, appended to this report as exhibits.


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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

99.1     Press release of Registrant dated August 26, 1999.
99.2     Press release of Registrant dated June 15, 1999.

Certain statements made in this report, and oral statements made in respect hereof, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such risks and uncertainties relate to, among other factors, the absence of approved products; history of operating losses; early stage of development; the costs, delays and uncertainties inherent in basic pharmaceutical research, drug development, clinical trials and the regulatory approval process, with respect to both the Registrant's current product candidates and its future product candidates, if any; dependence on development of exisulind; the limitations on, or absence of, the predictive value of data obtained in laboratory tests, animal models and human clinical trials when planning additional steps in product development; the uncertainty of obtaining regulatory approval, including uncertainty as to FDA determinations in respect of the evidence of safety and efficacy in the NDA submitted for exisulind for APC; the timing and scope of any approval which might be received for any compound for any indication in the future; acceptance by providers of healthcare reimbursement; the validity, scope and enforceability of patents; the actions of competitors; dependence upon third parties; product liability; the need for further financing; and other risks detailed in Cell Pathways, Inc. reports filed from time to time under the Securities Act of 1933 and/or the Securities Exchange Act of 1934, including the sections entitled "Business" and "Risk Factors" in the Registrant's report on Form 10-K for the year ended December 31, 1998. Given these uncertainties, current and prospective investors are cautioned not to place undue reliance on any such forward-looking statements. Registrant undertakes no obligation to update or revise the statements made herein or the factors which may relate thereto.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CELL PATHWAYS, INC.


Dated: September 28, 1999              By:  /s/ Robert J. Towarnicki
                                       -----------------------------------
                                       Robert J. Towarnicki

                                       President, Chief Executive Officer and
                                       Director (Principal Executive Officer)


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